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EXHIBIT 10.18

                                 HELLOSOFT, INC.
                               SERVICES AGREEMENT

     This Services Agreement (the "Agreement") is made and entered into as of March 31st, 2004 ("Effective Date") by and between NEW VISUAL, a California corporation, having its place of business at 5920 Friars Road, Suite 104, San Diego, CA 92108 (the "Company"), and HelloSoft, Inc., a California corporation, having its principal place of business at 2099 Gateway Blvd, Suite 200 San Jose CA 95110, US (the "Consultant"). The Company desires to retain the Consultant as an independent contractor to perform consulting services for the Company and the Consultant is willing to perform such services on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

         1. Purpose and Scope of Agreement. This Agreement sets for the terms and conditions under which Consultant will perform development services for Company. Consultant has agreed to enter into this Agreement and work at a pace as allowed by the Company's available resources. The Consultant is entering into this Agreement (Phase 1) with the understanding that the Consultant and the Company are working towards the mutual goal of executing a license agreement (Phase 2) that provides the Company with services and Consultant compensation as described in the November 14th, 2003 proposal from HelloSoft to New Visual.

         2. Services and Compensation.

                  (a) The Consultant agrees to perform for the Company the services set forth on Exhibit A attached hereto (the "Services"). During the performance of the Services, Consultant may deliver its own products, inventions, discoveries, and intellectual property ("HSInventions") to the Company.

                  (b) The Company agrees to pay the Consultant the compensation set forth on Exhibit B attached hereto for the performance of the Services.

         3. Confidentiality.

                  (a) "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, prototypes, specifications, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment. Company's Confidential Information is of substantial value, and Company's business will be impaired if such Confidential Information is improperly disclosed or used.

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                  (b) For greater certainty, "Confidential Information" does not include information which (i) is known to the Consultant at the time of disclosure to the Consultant by the Company as evidenced by written records of the Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant or (iii) has been rightfully received by the Consultant from a third party who is authorized to make such disclosure.

                  (c) The Consultant will not, during or subsequent to the term of this Agreement, use the Company's Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company's Confidential Information to any third party, and it is understood that said Confidential Information shall remain the sole property of the Company. The Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of the Confidential Information including, but not limited to, having each employee of the Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company's favor substantially similar to Sections 2, 3 and 5 hereof. The Consultant will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that the Consultant has this arrangement with the Company, without the Company's prior written consent.

                  (d) The Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Consultant agrees that the Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

                  (e) Upon the termination of this Agreement, or upon the Company's earlier request, the Consultant will deliver to the Company (or destroy upon request of Company,) all of the Company's property or Confidential Information that the Consultant may have in Consultant's possession or control. In the case of destruction, the Consultant shall prove the destruction of the Confidential Information by sending written evidence to the Company within 30 days of such destruction.

         4. Ownership.

                  (a) The Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, the "Inventions") conceived, made or discovered by the Consultant, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that the Consultant may be directed to undertake, investigate or experiment with or which Consultant may become associated with in work, investigation or experimentation in the line of business of the Company in performing the Services hereunder, are the sole property of the Company. In addition, any Inventions which constitute copyrightable subject matter shall be considered "works made for hire" as that term is defined in the United States Copyright Act. The Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all such Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

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                  (b) The Consultant agrees to assist the Company, or its
designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. The Consultant further agrees that the Consultant's obligation to execute or cause to be executed, when it is in the Consultant's power to do so, any such instrument or papers shall continue after the termination of this Agreement.

                  (c) The Consultant agrees that if, in the course of performing the Services, the Consultant incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by the Consultant or in which the Consultant has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention.

                  (d) The Consultant agrees that if the Company is unable because of the Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure the Consultant's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then the Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Consultant's agent and attorney in fact, to act for and in the Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by the Consultant.

         5. Certain Federal Securities Law Matters. Consultant acknowledges that he is aware that the federal securities laws prohibit any person who has received from an issuer material, non-public information concerning the issuer from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Consultant acknowledges receipt of and agrees to abide by the Company's insider trading policy.

         6. Reports. The Consultant agrees that it will from time to time during the term of this Agreement or any extension thereof keep the Company advised as to the Consultant's progress in performing the Services hereunder and that the Consultant will, as requested by the Company, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of the Consultant's Services.

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         7. Acceptance of Deliverables

Within fourteen days after receipt of the Services, Company shall evaluate whether the Services are acceptable or not. If requested during such evaluation, Consultant, at its expense, shall provide Company with explanatory information with respect to the Services.

                  (a) If Company rejects the Services, Company shall provide written notice to Consultant.

                  (b) If Company rejects the Services, Company shall provide, in writing, any reason for such rejection and Consultant shall make proper repair and adjustment therefore within three(3) weeks of Company's rejection. When Company confirms that the repaired and adjusted Services meet Company's standard of specification, or Consultant does not receive any written reply from Company within fourteen (14) days of providing the repaired and adjusted Services, Services shall be deemed completed and the final payment shall be made by Company.

         8. Conflicting Obligations.

                  (a) The Consultant certifies that the Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude the Consultant from complying with the provisions hereof, and further certifies that the Consultant will not enter into any such conflicting Agreement during the term of this Agreement.

                  (b) In view of the Consultant's access to the Company's trade secrets and proprietary know-how, the Consultant further agrees that the Consultant will not, without Company's prior written consent, design identical or substantially similar designs as those developed under this Agreement for any third party during the term of this Agreement and for a period of twelve (12) months after the termination of this Agreement.

         9. Term and Termination.

                  (a) This Agreement will commence on the date first written above and will continue until the earlier of (i) final completion of the Services or (ii) earlier termination as provided below.

                  (b) The Company may terminate this Agreement upon completion of Services. The Company may terminate this Agreement immediately and without prior notice if the Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.

                  (c) Upon such termination all rights and duties of the parties toward each other shall cease except:

                           (i) that the Company shall be obliged to pay, within
thirty (30) days of the effective date of termination, all amounts owing to the Consultant for unpaid Services and related expenses, if any, in accordance with the provisions of Section 1 hereof; and

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                           (ii) Sections 2, 3 and 8 hereof shall survive
termination of this Agreement.

         10. Assignment. Neither party will sell, transfer, or assign any right or obligation under this Agreement without the prior written consent of the other party, except that Consultant may assign all of its rights and obligations hereunder to a Subsidiary or in the event of a Change of Control. A Change of Control in a party occurs when a person or other entity acquires ownership or control of, directly or indirectly, more than 50% of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of the party. Any attempted act in derogation of the foregoing will be null and void. This Agreement will be binding upon, and inure to the benefit of, successors in interest to and permitted assigns of the parties.

         11. Independent Contractor. Nothing in this Agreement shall in any way be construed to constitute the Consultant as an agent, employee or representative of the Company, but the Consultant shall perform the Services hereunder as an independent contractor. The Consultant acknowledges and agrees that the Consultant is obligated to report as income all compensation received by the Consultant pursuant to this Agreement, and the Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. The Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company (i) to pay in withholding taxes or similar items or (ii) resulting from the Consultant's being determined not to be an independent contractor.

         12. Benefits. The Consultant acknowledges and agrees, and it is the intent of the parties hereto, that the Consultant receive no benefits from the Company, either as an independent contractor or employee. If the Consultant is at any time reclassified by a state or federal agency or court as an employee of the Company for tax or other purposes, the Consultant will become a non-benefit employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the benefit plans or programs of the Company in effect at the time of such reclassification the Consultant would otherwise be eligible for such benefits.

         13. Indemnification by Consultant for Infringement Claims. Consultant shall (i) defend and/or, at its option, settle any initiated or threatened litigation, suit, arbitration or other proceeding by a third party (each, a "Proceeding") against Company, and any licensee, sublicensee, assignee, or transferee of Company (the "Indemnitees"), based on a claim that the HSInventions infringe any IP rights of a third party, and (ii) pay any direct damages finally awarded in such Proceeding, including any amount agreed to by Consultant in a settlement. If HSInventions are, or in the opinion of Consultant may become, the subject of any such Proceeding, Consultant may, and in the event of an adjudication that any HSInventions infringe third party IP rights or an injunction is issued against Company's or any Indemnitee's use of the HSInventions embodied therein, Consultant shall, at its expense, do one of the following things: (1) procure for Company and its Licensees the right to use such HSInventions as authorized in this Agreement; (2) replace the HSInventions containing the infringing IP with deliverables containing non-infringing


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technology of equivalent functionality; or (3) if none of the foregoing remedies are commercially feasible, upon the destruction by Company and its Licensees of such HSInventions, which Company and its Licensees shall do promptly upon written request by Consultant, refund to Company a reasonable amount. Consultant shall have no obligations under this Section 12 to the extent that such infringement results from modifications to the Invention by someone other than Consultant or someone authorized by Consultant, if such infringement would have been avoided by the absence of such modifications.

         14. Arbitration and Equitable Relief.

                  (a) Except as provided in Subsection 10(d) below, the Company and the Consultant agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to be held in Santa Clara County, California, in accordance with the Commercial Arbitration Rules, supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the "Rules"). The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction.

                  (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules.

                  (c) The Company and the Consultant shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses.

                  (d) The Consultant agrees that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2 or 3 hereof. Accordingly, the Consultant agrees that if the Consultant breaches Sections 2 or 3 hereof, the Company will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. The Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and the Consultant hereby consents to the issuance of such injunction and to the ordering of such specific performance.

                  (e) THE CONSULTANT HAS READ AND UNDERSTANDS SECTION 11 HEREOF, WHICH DISCUSSES ARBITRATION. THE CONSULTANT UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, THE CONSULTANT AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, EXCEPT AS PROVIDED IN SUBSECTION 10(d) HEREOF, TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THE CONSULTANT'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

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         15.  Miscellaneous

                  (a) Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

                  (b) Reimbursement of Expenses. In addition to the Compensation described in Attachment B, Consultant shall be reimbursed by Company for all reasonable out-of-pocket travel-related expenses incurred by Consultant in connection with the performance of his services under this Agreement. Expenses in excess of $1,000 must be approved in advance by the Chief Executive Officer of the Company.

                  (c) Entire Agreement. This Agreement and any attachments hereto constitute the entire agreement of the parties and supersedes any prior agreements (excluding non-disclosure agreements) between them, whether written or oral, with respect to the subject matter hereof.

                  (d) Modifications. No modifications or amendments to this Agreement shall be valid unless in writing and signed by and on behalf of both Parties.

                  (e) Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement shall not be affected thereby and shall continue in full force and effect.

                  (f) Force Majeure. Neither Party to this Agreement shall be liable for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by fire, flood, war, embargo, riot or the intervention of any government authority, provided that the party suffering the delay notifies the other party of the delay, acts diligently to remedy the cause of such delay, and promptly resumes its performance upon the cessation of the cause for the delay. Notwithstanding the foregoing, a party's performance shall not be excused for delays caused by any subcontractor or agent of that party, except to the extent that such subcontractor's or agent's performance of its obligations to that party would be excused if this Section
15.6 were to apply to such obligation.

                  (g) Relationship of Parties. The Parties are independent contractors and are not, and shall not represent themselves as, principal and agent, or joint venturers. The Parties may represent themselves as partners. Neither party shall attempt to act, or represent itself as having the power, to bind the other or create any obligation on behalf of the other.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HELLOSOFT, INC.                        NEW VISUAL

By:        Chip Stearns                By:        Brad Ketch
Signature:/s/ Chip Stearns             Signature: /s/ Brad Ketch
-----------------------------------             --------------------------------
Title:     VP of Biz Dev               Title:   CEO/President
Address:   2099 Gateway Place #200     Address: 5920 Friars Road, Suite 104
Address:   San Jose, CA 95110.         Address: San Diego, CA  92108

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                                    EXHIBIT A
                                    SERVICES

1. Contact.

         The Company's principal Contractor Engineering contact: Hem Hingarh The Company's principle Business contact: Chip Stearns

2. Description

         Items will be added to this section as needed. No additions or modifications to this section shall be valid unless both Parties have agreed in writing.




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                                    EXHIBIT B
                            COMPENSATION FOR SERVICES


         Company will be required to reimburse Consultants within 30 days for any pre-authorized expenses relating to travel requested or authorized by Company, provided that such expenses shall conform to Company's travel expense policy.

         Payments will be added to this section as required. No additions or modifications to this section shall be valid unless both Parties have agreed in writing. Payments in consideration of Services rendered will be paid 50% in cash at mutually agreed upon milestones, and 50% in restricted stock on initiation of the required Service. The number of shares issued to Consultant will be derived from a 25% discount of the price per share of the Company's publicly traded stock at the close of the first day of the beginning of the Service.